Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of February __, 2011, between International Surf Resorts, Inc., a Nevada corporation (the “Company”), and each of the Purchasers identified on the signature pages hereto (including their respective successors and assigns, each, a “Purchaser,” and collectively, the “Purchasers”).

WHEREAS, within one hundred twenty (120) days from the Closing Date (as defined below) of the transactions contemplated by this Agreement, the Company will consummate a transaction pursuant to which it shall acquire one or more businesses or companies approved by Purchasers in accordance with the terms hereof (the “Target Transaction”);

WHEREAS, immediately after or simultaneously with the Target Transaction, the Company shall use its best efforts to close a private placement of its common stock, par value $0.001 per share (the “Common Stock”), or other securities (the “PIPE Securities”) yielding gross proceeds to the Company of at least eight million Dollars ($8,000,000) (the “PIPE Offering,” and the price at which such PIPE Securities are sold is referred to herein as the “PIPE Share Price”);

WHEREAS, in anticipation of the Target Transaction, and subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser desires, severally and not jointly, to purchase from the Company, (i) a convertible promissory note, in the form attached hereto as Exhibit A (the “Note”), which Note shall be convertible, at Purchaser’s sole option, into the PIPE Securities at a price per share or unit, as the case may be, equal to 80% of the PIPE Share Price, in accordance with the terms of the Note, and (ii) a warrant, in the form attached hereto as Exhibit B (the “Warrant,” and, with the Note and the securities into which each are convertible or exercisable, as applicable, the “Securities”), to purchase PIPE Securities in an amount equal to the Warrant Coverage (as defined below) on the terms described therein, in the respective amounts set forth next to the name of each Purchaser on its signature page hereto (as to each Purchaser, the “Purchase Price”), subject to raising a minimum of two million Dollars ($2,000,000) (the “Loan Amount”);

WHEREAS, there shall be certain registration rights as to the Securities pursuant to the terms of a registration rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”);

WHEREAS, the Loan Amount is intended to be used by the Company to satisfy its obligations under this Agreement and make unsubordinated, payable on demand loans to one or more Targets (as defined below) on terms and conditions acceptable to Broadband Capital Management LLC (“Broadband”), and such other use of proceeds as are approved in writing by Broadband (collectively, the “Use of Proceeds”).  The entities set forth on Schedule 1 hereto and Use of Proceeds shall be deemed approved by Broadband, as such list may be amended from time to time upon the mutual consent of the Company and Broadband (the “Targets”);

WHEREAS, in order to implement the intended Use of Proceeds, the Loan Amount shall be deposited by each Purchaser directly into an escrow account (the “Escrow Account”) established at Continental Stock Transfer and Trust Company (the “Escrow Agent”), such Loan Amount to be held and released in accordance with the terms of an escrow agreement in the form attached hereto as Exhibit D (the “Escrow Agreement”);

WHEREAS, the Note shall be secured by a first perfected security interest in all of the tangible and intangible assets of the Company and all of its subsidiaries, whether now existing and listed on Schedule 3.1(a) or hereafter acquired or created by the Company (the “Subsidiaries”), whether such assets are now owned or hereafter created or acquired by the Company and/or its Subsidiaries, including, without limitation, the Loan Amount deposited in the Escrow Account, the securities pledged pursuant to the terms of the Principal Stockholder and Pledge Agreement (as defined below) and any loans to Targets (the “Assets”), all in accordance with the terms of a security and pledge agreement in the form attached hereto as Exhibit E (the “Security and Pledge Agreement”);

WHEREAS, each of the stockholders of the Company listed on Schedule 2 hereto (the “Principal Stockholders”) shall enter into a Principal Stockholder and Pledge Agreement, in the form attached hereto as Exhibit F (the “Principal Stockholder and Pledge Agreement”), pursuant to which each Principal Stockholders shall, jointly and severally, pledge to Purchasers their securities in the Company as security for the obligations of the Company under the Note, which securities pledge shall be effectuated through delivery to Broadband (as Collateral Agent for Purchasers) one or more stock certificates, together with fully executed stock power with medallion guarantee affixed thereto, or shall be subject to a standard securities account control agreement of such Principal Stockholder’s broker (the “Control Agreement,” and with this Agreement, the Note, the Warrant, the Registration Rights Agreement, the Escrow Agreement, the Security and Pledge Agreement, the Principal Stockholder and Pledge Agreement and any exhibits and schedules thereto, the “Transaction Documents”); and

WHEREAS, each Purchaser desires to appoint Broadband as collateral agent under the Transaction Documents.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Purchase and Sale of the Securities.

(a) Closing.  On the Closing Date (as defined below), upon the terms and subject to the conditions set forth herein:

(i) the Company hereby agrees to sell to each Purchaser, and the Purchaser hereby agrees to purchase from the Company, (i) a Note and (ii) a Warrant, in consideration of the Purchase Price set forth on such Purchaser’s signature page hereto. For purposes of this Agreement, “Closing Date” means the date on which all of the Transaction Documents (as defined herein) have been executed and delivered by the parties thereto, and all conditions precedent to (i) Purchasers’ obligations to pay the Purchase Price and (ii) the Company’s obligation to deliver the Securities, in each case, have been satisfied or waived.

(ii) Each Purchaser shall deliver the Purchase Price, via wire transfer of immediately available funds, to the Escrow Agent, using the following wire instructions and to the following account:

[ESCROW ACCOUNT INFORMATION

AND WIRE TRANSFER INSTRUCTIONS

TO BE INSERTED]

and the Company shall deliver to each Purchaser the Transaction Documents and evidence of filing of UCC Financing Statements with the State of Nevada in the form attached hereto as Exhibit G (“UCC Financing Statements”). The Company and each Purchaser shall each deliver to the other items set forth in Section 1(b) deliverable at the closing (the “Closing”). Upon waiver or satisfaction of the covenants and conditions set forth in Sections 1(b) and 1(c), the Closing shall occur at such location within the United States as the parties shall mutually agree.

(b) Deliverables.

(i) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

A.	this Agreement, duly executed by the Company;

B.	a Note, duly executed by the Company, in the Purchase Price set forth on such Purchaser’s signature page;

C.
a Warrant, duly executed by the Company, to purchase a number of PIPE Securities equal to (x) the Warrant Coverage (as defined below) multiplied by (y) the Purchase Price of such Purchaser, (z) divided by the PIPE Share Price, and exercisable for five (5) years from the Closing Date at an exercise price per share equal to 120% of the PIPE Share Price. “Warrant Coverage” means (a) 50% of such Purchaser’s Purchase Price, if the PIPE Offering closes on or prior to 120 days after the Closing Date, (b) 75% such Purchaser’s Purchase Price, if the PIPE Offering closes after 120 days but before 150 days, after the Closing Date, and (c) 100% of such Purchaser’s Purchase Price, if the PIPE Offering closes after 150 days after the Closing Date;

D.	the Registration Rights Agreement, duly executed by the Company;

E.	the Escrow Agreement, duly executed by the Company and the Escrow Agent;

F.	the Security and Pledge Agreement, duly executed by the Company;

G.	the original stock certificates representing all securities of the Subsidiaries;

H.	the Principal Stockholder Pledge Agreement, duly executed by each of the Principal Stockholders;

I.	the Control Agreement from each Principal Stockholder, duly executed by all parties thereto;

J.	evidence of filing of the UCC Financing Statements in a form reasonably satisfactory to Purchasers’ counsel;

K.
an engagement letter with Broadband, duly executed by the Company, pursuant to which the Company agrees to engage Broadband as the placement agent for and/or underwriter of the PIPE Offering on terms mutually agreeable to both parties (the “Engagement Letter”);

L.
evidence of payment by the Company of all legal and due diligence expenses of Broadband the Purchasers, including, without limitation, fees and expenses of legal counsel, investigative and other consultants and travel, such evidence to be in a form reasonably satisfactory to Purchaser’s counsel;

M.
a certificate of the Company’s Secretary, dated the Closing Date and in a form reasonably satisfactory to Purchasers’ counsel, certifying the truth and correctness of each of the following documents, copies of which shall be attached to such certificate:  (i) the certificate of incorporation and bylaws of the Company, each as in effect on the Closing Date; (ii) resolutions of the Company’s board of directors authorizing, among other things, the Company’s entry into the Transaction Documents, the delivery of the Securities and the granting of the security interest in favor of the Purchaser; and (iii) resolutions of the Company’s stockholders authorizing, among other things, the Company’s entry into the Transaction Documents, the delivery of the Securities and the granting of the security interest in favor of the Purchaser;

N.	a certificate of the Company’s President, dated the Closing Date and in a form reasonably satisfactory to Purchasers’ counsel, certifying the matters set forth in Sections 1(c)(ii)(B) and (C); and

O.	the legal opinion of the Company’s counsel, dated the Closing Date, in the form attached hereto as Exhibit H.

(ii) On or prior to the Closing Date, each Purchaser, severally and not jointly, shall deliver or cause to be delivered to the Company the following:

A.	this Agreement, duly executed by such Purchaser;

B.	the Escrow Agreement, duly executed by Broadband;

C.	the Security and Pledge Agreement, duly executed by Broadband;

D.	the Purchase Price by wire transfer to the Escrow Account; and

E.	the Registration Rights Agreement, duly executed by such Purchaser.

(c) Closing Conditions.

(i) The obligations of the Company hereunder in connection with the Closing are subject to the waiver or satisfaction of the following conditions:

A.	the accuracy in all material respects on the Closing Date of the representations and warranties of Purchaser contained herein;

B.	all obligations, covenants and agreements of Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

C.	the delivery by Purchaser of the items set forth in Section 1(b)(ii) of this Agreement.

(ii) The obligations of Purchaser hereunder in connection with the Closing are subject to the waiver or satisfaction of the following conditions:

A.	Completion of due diligence to Purchasers’ sole satisfaction;

B.
the accuracy in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (except for those which by their terms specifically refer to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects, save for any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect,” which shall be true and correct in all respects, as of such earlier date);

C.	all obligations and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed; and

D.	the delivery by the Company of the items set forth in Section 1(b)(i) of this Agreement.

2. Security; Principal Stockholders’ Pledge.

(a) In accordance with the terms and the conditions of the Security and Pledge Agreement, the Company agrees to secure the repayment of the Loan Amount, all accrued and unpaid interest (as defined below) thereon and all other payments due thereunder, as well as all of the Company’s obligations thereunder, by creating a UCC secured pledge of the Assets for the benefit of all Purchasers and Broadband, as collateral agent for the Purchasers, and by executing the Security and Pledge Agreement and any exhibits thereto (the “UCC Pledge”). From time to time, Purchaser may demand, and the Company shall execute, such additional documents as may be reasonably necessary to maintain the UCC Pledge.

(b) The Company shall cause each of the Principal Stockholders to execute and deliver a Pledge Agreement and a Control Agreement, pursuant to which the Principal Stockholders shall guarantee all of the Company’s obligations under the Notes and secure such guarantee by pledging their respective securities in the Company, all as more fully set forth in such Principal Stockholder Pledge Agreements.

3. Representations and Warranties of the Company. The Company represents and warrants to each Purchaser as follows:

(a) Subsidiaries. The Company’s Subsidiaries as of the date hereof are listed on Schedule 3.1(a).  Except as set forth on Schedule 3.1(a) , the Company owns, directly or indirectly, 100% of each Subsidiary and such ownership interest is free and clear of any liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and non-assessable and free of preemptive and similar rights to purchase securities. Neither the Company nor the Subsidiaries are subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

(b) Organization and Qualification. Each of the Company and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and has the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted and contemplated to be conducted. Each of the Company and each Subsidiary is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a material adverse effect on the business, condition (financial or otherwise), operations, prospects or property of the Company or a Subsidiary, taken as a whole (“Material Adverse Effect”), and no proceeding has been initiated in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the board of directors or the Company’s stockholders in connection therewith, other than in connection with the Required Approvals (as defined herein). Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(d) No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities, the UCC Pledge and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or the Subsidiary is a party or by which any property or asset of the Company or the Subsidiary is bound or affected, or (iii) subject to the Required Approvals (as defined below), conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

       (e) Filings, Consents and Approvals. Neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than the filing of Form D with the Securities and Exchange Commission (the “Commission”) and such filings as are required to be made under applicable state securities laws (the “Required Approvals”).

(f) Issuance of the Securities. Each of the Note and the Warrant are duly authorized and, when issued and paid for in accordance with the terms of the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, and free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents.  The shares of Common Stock issuable upon conversion of the Note have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.  The shares of Common Stock issuable upon exercise of the Warrant have been duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all liens other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock such number of securities for issuance of upon conversion or exercise of the Note and Warrant, as applicable, as well as any securities issuable in the PIPE Offering.

        (g) Capitalization; Additional Issuances. All of the issued and outstanding securities of the Company as of the date hereof are as set forth in Schedule 3.1(g). Except as set forth in Schedule 3.1(g), as of the date hereof, there are no outstanding agreements or preemptive or similar rights affecting the Common Stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, the Common Stock.

(h) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the UCC Pledge or the issuance of the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.

(i) Regulatory Permits. Each of the Company and each Subsidiary possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted or as contemplated to be conducted, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(j) SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the “SEC Reports”) on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with U.S. GAAP, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by U.S. GAAP, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(k) Private Placement. Assuming the accuracy of Purchaser’s representations and warranties set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to Purchaser as contemplated hereby.

(l) No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising. The Company has offered the Securities for sale only to Purchaser.

(m) Acknowledgment Regarding Purchaser’s Purchase of Securities. The Company acknowledges and agrees that Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities. The Company further represents to each Purchaser and Selling Agents that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(n) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any Subsidiary is a party to a collective bargaining agreement, and the Company and each Subsidiary believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any of the foregoing matters. The Company and each Subsidiary are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o) Benefit Plans.  All Benefit Plans (as defined below) of the Company currently in effect are listed on Schedule 3(o), and copies of all documentation relating to such Benefit Plans (including all plan documents, written descriptions of plans, actuarial reports and governmental filings and determinations with respect to such Benefit Plans) have been delivered or made available to each Investor.  None of the Benefit Plans is a “Defined Benefit Plan” that would be subject to Part 3 of Title 1 of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder (“ERISA”), Section 412 of the Internal Revenue Code of 1986, as amended, or Title IV of ERISA.  None of the Benefit Plans is a “multiemployer plan” (as such term is defined in Section 3(37) of ERISA) or a “single employer under multiple controlled groups” as described in Section 4063 of ERISA, and neither the Company nor any Affiliate has ever contributed to or had an obligation to contribute, or incurred any liability in respect of a contribution to any multiemployer plan.  Each Benefit Plan has been operated in compliance with its terms in all respects, and each Benefit Plan complies, in all respects, with all provisions of applicable Law except as would not have a Material Adverse Effect.  “Benefit Plans” means any Plan ever maintained, established or to which contributions have at any time been made by the Company or any of its Affiliates existing at the Closing Date or prior thereto, to which the Company contributes or has contributed, or under which any consultant, employee, former consultant, former employee or director or former director of the Company or any beneficiary thereof is covered, has ever been covered, is or has ever been eligible for coverage or has any benefit rights.

(p) Compliance. Neither the Company nor any Subsidiary: (i) is in violation of any order of any court, arbitrator or governmental body or (ii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(q) Environmental Matters.  The Company has complied with and is in compliance with all federal, state, local and foreign statutes (civil and criminal), laws, ordinances, regulations, rules, permits, approvals, judgments, orders and decrees applicable to it or any of its properties, Leased Real Properties, assets, operations and businesses relating to environmental protection, and health and safety (collectively “Environmental Laws”) including, without limitation, Environmental Laws relating to air, surface water and groundwater, land and the generation, storage, use, handling, transportation, treatment, release, threatened release, remediation, exposure to or disposal of Hazardous Wastes, Hazardous Materials and Hazardous Substances (as such terms are defined in any applicable Environmental Law), as well as oil, petroleum, petroleum products, asbestos or any substance containing asbestos, and polychlorinated biphenyls (collectively “Hazardous Materials”), (ii)  the Company has obtained and fully complied with and is currently in full compliance with all environmental permits and other environmental approvals necessary for the conduct of its business and the operation of its properties, and has reported to the appropriate governmental or regulatory authorities, to the extent required by all Environmental Laws, all past and present sites owned and operated by the Company where Hazardous Materials have been treated, stored, disposed of or otherwise handled, (iii) to the knowledge of the Company, there is not nor has there been any condition, event, circumstance, practice, activity, incident which could reasonably be expected to give rise to any common law liability or liability pursuant to any Environmental Laws or otherwise form the basis of any claim, demand or litigation against the Company; (iv) there are no claims, demand, suits, judicial or administrative actions, governmental investigators or legal proceedings pending or, to the knowledge of the Company, threatened against the Company relating in any way to any Environmental laws, nor has the Company received notice of any violation of, or any claim alleging liability under, any Environmental Laws, (v) there have been no releases or threats of releases (as these terms are defined in Environmental Laws) of any Hazardous Materials at, from, in or on any property previously or currently owned or operated by the Company, except as permitted by Environmental Laws, and (vi) there is no on-site or off-site location to which the Company has transported or disposed of Hazardous Materials or arranged for the transportation of Hazardous Materials which is the subject of any federal, state, local or foreign enforcement action or any other investigation which could reasonably be expected to lead to any claim against the Company for any clean-up cost, remedial work, damage to natural resources, property damage or personal injury, including, but not limited to, any claim under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act or comparable state or local statutes or regulations, except as would not have a Material Adverse Effect.

(r) Title to Assets. The Company and each Subsidiary have good and marketable title in all personal property owned by them that is material to the business of the Company and each Subsidiary, in each case, free and clear of all liens, except for liens that do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and each Subsidiary and liens for the payment of federal, state, foreign or other taxes, the payment of which is neither delinquent nor subject to penalties (“Permitted Liens”). Any real property and facilities held under lease by the Company and each Subsidiary are held by them under valid, subsisting and enforceable leases with which the Company and each Subsidiary are in compliance.  Neither the Company nor any Subsidiary owns any real property.

(s) Intellectual Property. The Company and each Subsidiary own all right, title and interest in, or possesses adequate and enforceable rights to use, all patents, patent applications, trademarks, trade names, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes, formulations, software and source and object codes necessary for the conduct of their businesses, which are listed on Schedule 3(s) (collectively, the “Intangibles”). Neither the Company nor any Subsidiary has infringed upon the rights of others with respect to the Intangibles and neither the Company nor any Subsidiary have received notice that they have or may have infringed or are infringing upon the rights of others with respect to the Intangibles, or any notice of conflict with the asserted rights of others with respect to the Intangibles that could, individually or in the aggregate, or could reasonably be expected to have, have a Material Adverse Effect.

(t) Insurance. The Company and each Subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and each Subsidiary are engaged. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(u) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company, is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $20,000, other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred in the ordinary course of business on behalf of the Company and (iii) other employee benefits, including stock option agreements, under any stock option plan of the Company.

(v) Certain Fees. Except for fees and expenses to be paid to Purchaser in connection with the Engagement Letter, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by the Transaction Documents. Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(w) Investment Company.  The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(x) Tax Returns. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and each Subsidiary have filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

(y) Foreign Corrupt Practices. None of the Company, any Subsidiary or, to the knowledge of the Company, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z) No Disagreements with Accountants or Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents.

(aa) Indebtedness. Neither the Company nor any Subsidiary is in default with respect to, or liable under (x) any liabilities for borrowed money or amounts owed in excess of $25,000 (other than trade accounts payable incurred in the ordinary course of business), or (y) any guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

(bb) Internal Controls.  The Company is in compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Cmpany and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including the Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed periodic report under the Exchange Act, as the case may be, is being prepared.  The Company's certifying officers have evaluated the effectiveness of the Company's controls and procedures as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the "Evaluation Date").  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with U.S. GAAP and the applicable requirements of the Exchange Act.

(cc) OFAC. None of the Company, any Subsidiary or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(dd) Full Disclosure. All of the disclosure furnished by or on behalf of the Company to Purchaser regarding the Company, its business and the transactions contemplated hereby is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4. Representations and Warranties of Purchaser. Each Purchaser, severally and not jointly, represents and warrants to the Company, only with respect to itself, as follows:

(a) Purchaser is an “accredited investor” as defined by Rule 501 under the Securities Act. Purchaser is capable of evaluating the merits and risks of its investment in the Securities and has the ability and capacity to protect its interests.

(b) Purchaser understands that the Securities have not been registered. Purchaser understands that the Securities will not be registered under the Securities Act in reliance upon an exemption in reliance on Section 4(2) of the Securities Act.

(c) Purchaser acknowledges that Purchaser has such knowledge and experience in financial and business matters that Purchaser is capable of evaluating the merits and risks of an investment in the Securities and of making an informed investment decision with respect thereto.

(d) Purchaser is purchasing the Securities for investment purposes and not with a view to distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part thereof for any particular price, or at any particular time, or upon the happening of any particular event or circumstance, except selling, transferring, or disposing the Securities in compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Commission thereunder, and applicable state securities laws; and that an investment in the Securities is not a liquid investment.

(e) Purchaser has all requisite legal and other power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement. This Agreement constitutes a valid and legally binding obligation of Purchaser, enforceable in accordance with its terms, except: (i) as may be limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

(f) There are no actions, suits, proceedings or investigations pending against Purchaser or Purchaser’s assets before any court or governmental agency (nor, to Purchaser’s knowledge, is there any threat thereof) which would impair in any way Purchaser’s ability to enter into and fully perform Purchaser’s commitments and obligations under this Agreement or the transactions contemplated hereby.

(g) The execution, delivery and performance of and compliance with this Agreement and the issuance of the Securities to Purchaser will not result in any violation of, or conflict with, or constitute a default under, any of Purchaser’s articles of incorporation or by-laws, or equivalent limited liability company, trust or partnership documents, if applicable, or any agreement to which Purchaser is a party or by which it is bound, nor result in the creation of any mortgage, pledge, lien, encumbrance or charge against any of the assets or properties of Purchaser or the Securities purchased by Purchaser.

(h) Purchaser is aware that the Securities will be (unless registered by the Company), when issued, “restricted securities” as that term is defined in Rule 144 of the general rules and regulations under the Securities Act, and may not be offered, sold or transferred except pursuant to an effective registration statement or an exemption from registration under the Securities Act.

(i) Purchaser understands that the Securities shall bear the following legend or one substantially similar thereto, which Purchaser has read and understands:

NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY SECURITY INTO WHICH IT MAY BE CONVERTED MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF AT ANY TIME IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.

(j) Any sales, transfers, or other dispositions of the Securities by Purchaser, if any, will be made in compliance with the Securities Act and all applicable rules and regulations promulgated thereunder.

(k) Purchaser further represents that the address of Purchaser set forth on the signature page is its principal place of business; that Purchaser is purchasing the Securities for Purchaser’s own account and not, in whole or in part, for the account of any other person; and that Purchaser has not formed any entity, and is not an entity formed, for the purpose of purchasing the Securities.

(l) Purchaser represents and warrants that, except for the Engagement Letter, no finder, broker, agent, financial advisor or other intermediary, nor any purchaser representative or any broker-dealer acting as a broker, is entitled to any compensation in connection with the transactions contemplated by this Agreement.

5. Other Agreements.

(a) Certain Covenants of the Company.  Until such time as the Loan Amount or any accrued fees or interest remain unpaid or outstanding, the Company shall comply and operate in accordance with all of the following covenants and agreements:

(i) Payment of Obligations.  The Company will timely pay and discharge all of its material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings.

(ii) Conduct of Business and Maintenance.  The Company will continue to engage in business of the same general type as now conducted by it and to preserve, renew and keep in full force and effect, its corporate existence and its assets, rights, privileges and franchises to the extent necessary or desirable in the normal conduct of business or to preserve the Collateral.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.

(iii) Compliance with Laws.  The Company will comply in all material respects with all applicable laws, ordinances, rules, regulations, decisions, orders and requirements of governmental authorities.

(iv) Use of Proceeds.  None of the Loan Amount shall be used for any purpose other than the Use of Proceeds.

(v) Notice of Legal Matters.  The Company shall notify Purchaser promptly after the Company shall obtain knowledge of any written notice of any legal or arbitral proceedings, and of all proceedings by or before any governmental authority, and each material development in respect of such legal or other proceeding affecting the Company, except proceedings which, if adversely determined, would not reasonably be likely to have a Material Adverse Effect.

(vi) Books and Records; Inspection and Audit Rights.  The Company will keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Company will permit any representatives designated by Purchaser, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its business, assets, affairs, finances, prospects, and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.  Promptly upon Purchaser’s written request therefor, the Company shall deliver to Purchaser such documents and other evidence of the existence, good standing, foreign qualification and financial condition of the Company as Purchaser shall request from time to time.

(vii) Target Transactions, etc.  Other than with respect to a Target Transaction, the Company shall not (i) merge or consolidate with or into any person, (ii) sell, assign, lease, license or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to any person, or (iii) issue or sell securities of the Company (whether in one transaction or in a series of transactions) such that the shareholders of the Company as of the date of this Agreement hold or will hold less than a majority of the outstanding (on a fully-diluted basis) equity securities or voting power of the Company (“Change of Control”).

(viii)  Indebtedness and Liens.   The Company shall not create or suffer to exist any debt or liens other than (i) debt incurred by the Company in the ordinary course of business, not to exceed $20,000 in the aggregate, (ii) debt which is subordinated in the right of payment to amounts payable to Purchaser pursuant to this Agreement on terms reasonably satisfactory to Purchaser; and (iii) Permitted Liens.

(ix) Investments, Loans, Acquisitions and Hedge Agreements.  The Company shall not:  (i) purchase or acquire or make any investment in any other person, (ii) purchase or acquire all or substantially all of the assets of any person or any division of any person;  (iii) make any loan, advance or extension of credit to, or contribution to the capital of, any other person other than reimbursement of reasonable, bona fide and properly documented business expenses incurred on behalf of the Company; (iv) sell, whether at face value or at a discount, any account receivable of the Company; or  (v) make any commitment or acquire any option or enter into any other arrangements for the purpose of making any of the foregoing investments, loans or acquisitions.

(x) Restricted Payments.  The Company shall not declare, order, pay or make any dividend or distribution of assets or payment of cash, or both, directly or indirectly to any person.

(xi) Transactions with Affiliates.  The Company shall not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's business and upon fair and reasonable terms no less favorable to the Company than it would obtain in a comparable arm's-length transaction with a person not an Affiliate.  “Affiliate” means, as applied to any person, (a) any other person directly or indirectly controlling, controlled by or under common control with, that person, (b) any other person that owns or controls (i) 10% or more of any class of equity securities of that person or any of its Affiliates or (ii) 10% or more of any class of equity securities (including any equity securities issuable upon the exercise of any option or convertible security) of that person or any of its Affiliates, or (c) any director, partner, officer, manager, agent, employee or relative of such person.  For the purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through ownership of voting securities or by contract or otherwise.

(b) Notice of Other Material Events.  Until such time as the Loan Amount or any accrued fees or interest remain unpaid or outstanding, the Company shall provide notice of the following:

(i) The Company shall furnish to Purchaser prompt (but in no event more than two (2) business days after the relevant occurrence) written notice of the occurrence of any Event of Default or any other event or circumstance that results in, or could reasonably be expected to result in, a Material Adverse Effect.

(ii) The Company shall furnish to Purchaser written notice of the following not less than thirty (30) days prior to the occurrence thereof:  (A) any change of the Company’s corporate name or of any trade name used to identify it in the conduct of its business or in the ownership of its properties, (B) any change of the state in which the Company is organized or conducts business, (C) any change of the Company’s principal place of business, or (D) any change of the Company’s identity or corporate structure.

(iii) Each notice delivered under this Section shall be accompanied by a statement of the Company setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

(c) Further Assurances.  At any time or from time to time after the execution hereof, the Company will promptly execute, deliver, verify, acknowledge, record and/or file any and all further documents and instruments (including financing statements and continuation statements), and promptly take any and all such other and further actions, as Purchaser may request in order to evidence or more fully effectuate the transactions and security arrangements contemplated hereby and to otherwise carry out the terms hereof.

(d) Reservation of Shares. The Company shall at all times reserve and keep available out of its authorized and unissued capital stock, solely for the purpose of providing for the exercise of the conversion rights provided for under the Note and Warrant, such number of shares of Common Stock and other securities as may be issued in the PIPE Offering, as shall, from time to time, be sufficient for issuance upon conversion of such Note and Warrant in full.

(e) Right of First Offer. Subject to the terms and conditions of this Section 5(e) and applicable securities laws, and for a period starting from the Closing Date and ending twelve months from the closing date of the PIPE Offering, if the Company proposes to offer or sell any New Securities (as defined below), the Company shall first offer all of such New Securities to each Purchaser on the basis of its prorata portion of the Loan Amount (as to each Purchaser, the “Pro Rata Portion”).  Each such Purchaser shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(i) The Company shall give notice (the “Offer Notice”) to each Purchaser, stating (A) its bona fide intention to offer such New Securities, (B) the number of such New Securities to be offered, and (C) the price and terms, if any, upon which it proposes to offer such New Securities.

(ii) By notification to the Company within twenty (20) days after the Offer Notice is given, Purchaser may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice up to its Pro Rata Portion of such New Securities, at Purchaser’s election. The closing of any sale pursuant to this Section shall occur within the later of thirty (30) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 5(e)(iii).

(iii) At the expiration of such twenty (20) day period, the Company shall promptly notify each Purchaser that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Purchaser”) of any other Purchaser’s failure to do likewise.  During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Purchaser may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, the balance of such New Securities for which Purchasers were entitled to subscribe but that were not subscribed for by the Purchasers.  If there is more than one Fully Exercising Purchaser, then each such Fully Exercising Purchaser is entitled to purchase up to its Pro Rata Portion of the remaining number of New Securities. The closing of any sale pursuant to this Section 5(e)(iii) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Section 5(e)(ii).

(iv) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Section 5(e)(iii), the Company may, during the ninety (90) day period following the expiration of the periods provided in Section 5(e)(iii), offer and sell the remaining unsubscribed portion of such New Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice.  If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to Purchaser in accordance with this Section 5(e).

(v) “New Securities” includes all securities, whether debt or equity, offered by the Company or any Subsidiary, but shall not include (A) shares of Common Stock, options or convertible securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock; (B) shares of Common Stock or options issued to employees or directors of, or consultants or advisors to, the Company or any Subsidiary pursuant to a plan, agreement or arrangement approved by the board of directors of the Company; or (C) shares of Common Stock or convertible securities actually issued upon the exercise of options or shares of Common Stock actually issued upon the conversion or exchange of convertible securities, in each case provided such issuance is pursuant to the terms of such option or convertible security.

6. Events of Default.

(a) Each of the following events, individually, shall constitute an “Event of Default:”

(i) the Company shall fail to pay any Loan Amount when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(ii) the Company shall fail to pay any accrued but unpaid interest when and as the same shall become due and payable;

(iii) the Company shall fail to pay any fee or any other amount payable under any of the Transaction Documents, when and as the same shall become due and payable;

(iv) any representation or warranty made by or on behalf of the Company in or in connection with any Transaction Document, or in any report, certificate or other document furnished pursuant to or in connection with any Transaction Document, shall prove to have been incorrect in any material respect when made or deemed made or shall be breached;

(v) the Company shall fail to observe or perform any covenant, condition or agreement contained in any Transaction Document (other than those specified in clause (i), (ii), (iii), or (iv) of this Section 6 and such failure shall continue unremedied for a period of ten (10) days after notice thereof from Purchaser to the Company;

(vi) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Company or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for ninety (90) days or an order or decree approving or ordering any of the foregoing shall be entered;

(vii) the Company shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (vi) of this Section 6, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Company or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(viii) the Company shall be unable, admit in writing its inability, or fail generally, to pay its debts as they become due;

(ix) one or more final judgments for the payment of money in an aggregate amount in excess of $25,000 shall be rendered against the Company and the same shall remain undischarged for a period of twenty (20) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Company to enforce any such judgment;

(x) any default by the Company under, or the occurrence of any event of default as defined in, any other indebtedness owed by the Company;

(xi) any event causing or resulting in the UCC Pledge not to be a first priority perfected lien on the Assets;

(xii) any event, transaction, action or omission of or involving the Company shall occur which Purchaser reasonably believes will result in a Material Adverse Effect;

(xiii) any of this Agreement or the Note shall cease to be, or shall be asserted by the Company or other obligor thereunder not to be, in full force and effect; or

(xiv) a Change of Control shall occur, other than a Target Transaction

(b) Remedies.  Notwithstanding anything to the contrary in any Transaction Document, upon the occurrence of an Event of Default, and in every such event (other than an event with respect to the Company described in clauses (vi), (vii) or (viii) of Section 6, at any time during the continuance of such event, Purchaser may, at its sole election, by notice to the Company, declare the Loan Amount then outstanding to be due and payable in whole (or in part, in which case any Loan Amount not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the outstanding Loan Amount so declared to be due and payable, together with all fees and other payment obligations of the Company accrued but unpaid under the Transaction Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company, and in case of any event with respect to the Company described in clauses (vi), (vii) or (viii) of Section 6, the Loan Amount then outstanding, together with all fees and other payment obligations of the Company accrued but unpaid under the Transaction Documents, shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Company.

7. Indemnification by the Company.  The Company shall indemnify each of Purchaser and its officers, directors, shareholders, members, partners, employees, agents and Affiliates in respect of, and hold each of them harmless from and against, any and all Losses (as defined below, and whether or not involving any person not a party to this Agreement) suffered, incurred or sustained by any of them or to which any of them becomes subject resulting from, arising out of or relating to (a) any material misrepresentation on the part of the Company, (b) a breach by the Company of any of the representations and warranties contained herein, or (c) any non-fulfillment of or failure to perform any covenant or agreement on the part of the Company contained in this Agreement or in any of the Transaction Documents (including any certificates delivered in connection herewith or therewith).  If and to the extent that the indemnification hereunder is finally determined by a court of competent jurisdiction to be unenforceable, the Company shall make the maximum contribution to the payment and satisfaction of the indemnified Losses as shall be permissible under applicable laws.  “Losses” means any and all damages, fines, fees, taxes, penalties, deficiencies, diminution in value of investment, losses and expenses, including interest, reasonable expenses of investigation, court costs, reasonable fees and expenses of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment (including, without limitation, fees and expenses of attorneys, incurred in connection with (i) the investigation or defense of any claim made by a person not a party hereto and (ii) asserting or disputing any rights under this Agreement against any party hereto or otherwise).

8. Appointment of Collateral Agent; Indemnification of Collateral Agent.

(a) Appointment of Collateral Agent.  Each Purchaser hereby appoints, authorizes and empowers Broadband to act as the collateral agent and as representative, attorney-in-fact and agent, with full power of substitution, to act in the name, place and stead of each of Purchaser, to take all actions necessary or appropriate in its judgment for the accomplishment of the terms of any of the  Purchase Document, and to act on behalf of each Purchaser and to do or refrain from doing all such further acts and things, to make all decisions and determinations, and to execute, deliver and receive all such documents, as it shall deem necessary or appropriate in conjunction with any of the transactions contemplated by the Transaction Documents.  This appointment may be terminated, and such termination shall be effective, upon the earlier of Broadband’s resignation as collateral agent and the written consent of the holders of a majority-in-interest of the Notes.

(b) Limitation of Liability; Indemnification.  In addition to any and all protections and rights that may be granted hereunder to Broadband as collateral agent, to the maximum extent permissible by law, Broadband will incur no liability with respect to any action or inaction taken or failed to be taken in connection with its services as the collateral agent, except its own willful misconduct or gross negligence.  In all questions arising under any of the Loan Documents, Broadband may rely on the advice of counsel of its choosing, and Broadband will not be liable to any party to any of the Loan Documents or any other person or party for anything done, omitted or suffered in good faith by it in its capacity as the collateral agent based on such advice.  Each of the Purchasers (a) agrees, jointly and severally, to indemnify, defend and save harmless Broadband from and against any and all loss, liability or expense (including the reasonable fees and expenses of outside counsel and experts and their staffs and all expense of document location, duplication and shipment) arising out of or in connection with Broadband’s execution and performance of its duties as collateral agent under any of the Loan Documents (a “Collateral Agent Expense”), except to the extent that such Collateral Agent Expense is finally adjudicated to have been primarily caused by the gross negligence or willful misconduct of Broadband, in its capacity as collateral agent, and (b) acknowledges and agrees that the foregoing indemnities shall survive Broadband’s resignation as the collateral agent or the termination of any of the Transaction Documents.  In no event shall Broadband, in its capacity as the collateral agent, be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if Broadband has been advised of the likelihood of such loss or damage and regardless of the form of action.

9. Miscellaneous.

(a) The Company agrees not to transfer or assign this Agreement or any of the Company’s rights or obligations herein and Purchaser agrees that the transfer or assignment of the Securities acquired pursuant hereto shall be made only in accordance with all applicable laws.

(b) This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Transaction Documents constitute the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended or waived only by a written instrument signed by all parties.

(c) Any notice or other document required or permitted to be given or delivered to the parties hereto shall be in writing and sent: (i) by fax, if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail, with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid), to the following addresses:

(i) If to the Company, at:

International Surf Resorts, Inc.
1097 Country Coach Drive, Suite 705
Henderson, Nevada 89002
Attention of CEO
Tel:  (888) 689-0930
Fax:  (949) 706-1475

With a copy (which shall not constitute notice) to:

Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Attention of Harvey Kesner, Esq.
Tel:  (212) 930-9700
Fax:  (212) 930-9725

(ii) If to a Purchaser, to the address set forth on its signature page hereto.

With copies (which shall not constitute notice) to:

Broadband Capital Management LLC
712 Fifth Avenue, 22nd floor
New York N.Y. 10019
Attention of Philip Wagenheim
Tel: (212) 277-5300
Fax: (212) 702-9830

and:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
The Chrysler Center
666 Third Avenue
New York, NY 10017
Attention of Kenneth R. Koch, Esq.
Tel:  (212) 935-3000
Fax:  (212 983-3115

(d) No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by all parties hereto. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

(e) This Agreement shall be enforced, governed and construed in all respects in accordance with the laws of the State of New York, as such laws are applied by the New York courts to contracts solely performed within its borders, except with respect to the conflicts of law provisions thereof.

(f) Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The parties hereto hereby: (i) waive any objection which they may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consent to the jurisdiction of the New York Supreme Court, County of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(g) If any provision of this Agreement is held to be invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(h) The Company understands and agrees that money damages may not be a sufficient remedy for any breach of this Agreement by the Company, and that Purchaser shall be entitled to equitable relief, including an injunction and specific performance, as a remedy for any such breach, without the necessity of establishing irreparable harm or posting a bond therefor. Such remedies shall not be deemed to be the exclusive remedies for a breach by the Company of this Agreement, but shall be in addition to all other remedies available at law or equity to Purchaser.

(i) All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, singular or plural, as identity of the person or persons may require.

(j) This Agreement may be executed in counterparts and by facsimile, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

Company Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INTERNATIONAL SURF RESORTS, INC.

By:
      Name:
      Title:

Purchaser Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[PURCHASER]

By:
      Name:
      Title:

Purchase Price: ________________________

Address for Notice:

______________________________________
______________________________________
Attention of: ____________________________
Telephone: _____________________________
Facsimile:_______________________________

Broadband Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

BROADBAND CAPITAL MANAGEMENT LLC

By:
      Name:
      Title:

(but only with respect to its appointment as collateral agent pursuant to Section 8 hereof)

Schedule 1

LIST OF TARGETS

BioZone Holdings LLC
BioZone Laboratories, Inc.
EquaChem LLC
Equalon Pharma LLC
580 Garcia Properties LLC
BetaZone Laboratories, LLC

Schedule 2

LIST OF PRINCIPAL STOCKHOLDERS

Exhibit A

FORM OF CONVERTIBLE PROMISSORY NOTE

Exhibit B

FORM OF WARRANT

Exhibit C

FORM OF REGISTRATION RIGHTS AGREEMENT

Exhibit D

FORM OF ESCROW AGREEMENT

Exhibit E

FORM OF SECURITY AND PLEDGE AGREEMENT

Exhibit F

FORM OF PRINCIPAL STOCKHOLDER AND PLEDGE AGREEMENT

Exhibit G

FORM OF UCC FINANCING STATEMENTS

Exhibit H

FORM OF LEGAL OPINION OF THE COMPANY’S COUNSEL